Exhibit 4.1

Electro Rent Corporation

INCORPORATED UNDER THE LAWS OF THE STATE OF CALIFORNIA

COMMON STOCK

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 285218 10 3

THIS CERTIFIES THAT

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK NO PAR VALUE PER SHARE, OF

ELECTRO RENT CORPORATION

transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

Secretary

Chairman

COUNTERSIGNED AND REGISTERED:
REGISTRAR AND TRANSFER COMPANY
Cranford, NJ
TRANSFER AGENT AND REGISTRAR

By:

AUTHORIZED SIGNATURE

AMERICAN BANK NOTE COMPANY
711 ARMSTRONG LANE
COLUMBIA, TENNESSEE 38401
(931) 388-3003
SALES: C. SHARKEY 302.731.7088
/ ETHER 7 / LIVE JOBS / E / ELECTRO RENT 28609 FC

PRODUCTION COORDINATOR: DENISE LITTLE 931-490-1706
PROOF OF NOVEMBER 6, 2007
ELECTRO RENT CORPORATION
TSB 28609 FC
Operator: Rev:
New

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ___ OK AS IS ___ OK WITH CHANGES ___ MAKE CHANGES AND SEND ANOTHER PROOF

Colors Selected for Printing: Logo prints in PMS 185 and PMS 431. Intaglio prints in SC-7 Dark Blue.